Exhibit 10.36
PROMISSORY NOTE

Principal $20,000,000.00	Loan Date 12-15-2015	Maturity 06-14-2016	Loan No 55120-0201	Call / Coll 9A00 / AA	Account 00000160370	Officer 00456	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Heartland Financial USA, Inc.	Lender:	Bankers Trust Company
	1398 Central Avenue		453 7th Street
	Dubuque, IA 52001		P.O. Box 897
Des Moines, IA 50304-0897
(800) 362-1688

Principal Amount: $20,000,000.00	Date of Note: December 15, 2015
DESCRIPTION OF EXISTING INDEBTEDNESS. A Promissory Note dated June 14, 2015 in the amount of $20,000,000.00 to mature on June 14, 2016.
DESCRIPTION OF CHANGE IN TERMS.
VARIABLE INTEREST RATE: Borrower acknowledges a change in the Variable Interest Rate in accordance with the Variable Interest Rate paragraph below effective December 15, 2015.
PAYMENTS: See payment section below for revised payment terms.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 14, 2016. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date. beginning December 31, 2015, with all subsequent interest payments to be due on the last day of each quarter after that.
VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the 30-Day London Interbank Offered Rate (LIBOR) as published in the Wall Street Journal which may or may not necessarily reflect the rate Lender charges to its other customers which may be lower (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each first day of the month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.244% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.750 percentage points over the Index, resulting in an initial rate of 2.994% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance. multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.
CONTINUING VALIDITY. Except as expressly changed in this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as change, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
IMPORTANT. READ BEFORE SIGNING THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECUASE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. THE PARTIES MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

HEARTLAND FINANCIAL USA, INC.

By: /s/ Bryan R. McKeag
Bryan R. McKeag EVP, CFO of Heartland Financial USA, Inc.

LENDER:

BANKERS TRUST COMPANY

By: /s/ John Ruan, IV
John Ruan, IV, Vice President